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Exhibit 10.6

EXECUTION COPY

FIRST AMENDMENT
TO CREDIT AGREEMENT

        This FIRST AMENDMENT, dated as of October 8, 2004 (this "First Amendment") is entered into by and among COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company ("Resources"), COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC, a Delaware limited liability company ("Fertilizers"), COFFEYVILLE RESOURCES REFINING & MARKETING, LLC, a Delaware limited liability company ("Refining"), COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC, a Delaware limited liability company ("Transportation"), and COFFEYVILLE RESOURCES TERMINAL, LLC, a Delaware limited liability company ("Terminal") (Resources, Fertilizers, Refining, Transportation and Terminal are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"), the other Credit Parties signatory hereto, CONGRESS FINANCIAL CORPORATION (SOUTHWEST), in its capacity as administrative agent for the Revolver Secured Parties (as defined in the Credit Agreement referred to below) (together with its successors and assigns, the "Administrative Agent"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, in its capacity as administrative agent for the Term Secured Parties (as defined in the Credit Agreement) (together with its successors and assigns, the "Term Agent," and together with the Administrative Agent, collectively, the "Agents") and the Lenders party thereto.

        WHEREAS, the Borrowers have entered into that certain Credit Agreement, dated as of May 10, 2004, as amended by the Limited Waiver and Consent dated as of September 22, 2004, and as further amended, supplemented, restated or otherwise modified from time to time (the "Credit Agreement"), by and among the Borrowers; the other Credit Parties party thereto; the Term Agent, as Sole Bookrunner, Sole Lead Arranger, Syndication Agent and Documentation Agent, the Administrative Agent, and the Lenders party thereto from time to time;

        WHEREAS, the Holding Companies have formed CL JV Holdings, LLC, a Delaware limited liability company ("CLH"), which following the First Amendment Effective Date shall hold approximately 68.73% of the issued and outstanding Stock of Resources and all of the issued and outstanding Stock of the Leiber Entities (as defined below) previously owned by The Leiber Group, Inc., which is an Affiliate of Pegasus. In order to effectuate the foregoing, on the First Amendment Effective Date, (i) The Leiber Group, Inc. shall transfer all of its interests in the Leiber Entities to CLH; (ii) Coffeyville Refining & Marketing, Inc. shall transfer an approximately 34.4% interest in Resources to CLH (such interests representing all of the indirect interests of Pegasus in Resources held through Coffeyville Refining & Marketing, Inc.) and shall retain an approximately 14.64% interest in Resources and (iii) Coffeyville Nitrogen Fertilizers, Inc. shall transfer an approximately 34.4% interest in Resources to CLH (such interests representing all of the indirect interests of Pegasus in Resources held through Coffeyville Nitrogen Fertilizers, Inc.) and shall retain an approximately 14.64% interest in Resources (collectively, all of the transactions referred to in this second recital shall be referred to as the "Leiber Transaction"). The issued and outstanding Stock of CLH shall be directly held approximately 19.5% by The Leiber Group, Inc., 25.0% by Coffeyville Nitrogen Fertilizers, Inc. and 55.5% by Coffeyville Refining & Marketing, Inc. The ownership of the issued and outstanding Stock of each other Credit Party shall be as set out on Schedule 4.8 delivered pursuant to Section 3(h) hereof;

        WHEREAS, the terms used herein, including in the preamble and recitals hereto, not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement;

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrowers, and the other Credit Parties, the Requisite Lenders and the Agents party hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT

          (a)   The preamble to the Credit Agreement is hereby amended by deleting the existing preamble in its entirety and substituting the following in its place:

    "This CREDIT AGREEMENT (this "Agreement"), dated as of May 10, 2004, among Coffeyville Resources, LLC, a Delaware limited liability company ("Resources"), Coffeyville Resources Nitrogen Fertilizers, LLC, a Delaware limited liability company ("Fertilizers"), Coffeyville Resources Refining & Marketing, LLC, a Delaware limited liability company ("Refining"), Coffeyville Resources Crude Transportation, LLC, a Delaware limited liability company ("Transportation") and Coffeyville Resources Terminal, LLC, a Delaware limited liability company ("Terminal") (Resources, Fertilizers, Refining, Transportation and Terminal are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"); the other Credit Parties signatory hereto; CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Sole Bookrunner, Sole Lead Arranger in respect of the Term Loans and Joint Lead Arranger in respect of the Revolving Loans, Syndication Agent and Documentation Agent (in each such respective capacity, the "Arranger"; "Documentation Agent" and "Syndication Agent") and Term Agent, CONGRESS FINANCIAL CORPORATION (SOUTHWEST), as Administrative Agent and Joint Lead Arranger in respect of the Revolving Loans (the "Joint Arranger") and the Lenders signatory hereto from time to time."

          (b)   The following definitions in the Credit Agreement are each hereby amended by deleting the existing definition in its entirety and substituting the following in its place:

    "Agreement" means this Credit Agreement by and among Borrowers, the other Credit Parties party thereto, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Sole Bookrunner, Sole Lead Arranger in respect of the Term Loans, Joint Lead Arranger in respect of the Revolving Loans, Syndication Agent, Documentation Agent and Term Agent, Congress Financial Corporation (Southwest), as Administrative Agent and Joint Lead Arranger in respect of the Revolving Loans and the Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time."

    "Change of Control" means any event, transaction or occurrence as a result of which (a) Pegasus and its Affiliates, collectively, cease to own and control at least 51% of the economic and voting rights associated with ownership of Holdings on a fully diluted basis or (b) Pegasus or one of its Affiliates is not the sole Managing Member (as defined in the Group Operating Agreement) of Holdings, or (c) except (but only for so long as Pegasus and its Affiliates collectively own and control at least 51% of the economic and voting rights of the Stock of The Leiber Group) to the extent of the economic and voting rights associated with the Stock of CLH directly owned and controlled by The Leiber Group on the First Amendment Effective Date immediately after giving effect to the Leiber Transaction, Holdings ceases to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Stock of each other Credit Party (other than (i) Coffeyville Nitrogen Fertilizers, Inc. and/or Fertilizers or (ii) if (i) has not occurred, Coffeyville Refining & Marketing, Inc. and/or Refining in connection with a disposal thereof otherwise permitted hereby, the proceeds of which are applied as required hereby) on a fully diluted basis."

    "Credit Parties" means Holdings, each Borrower and each of their respective Subsidiaries (other than the Leiber Entities)."

    "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Holdings; provided that the Leiber Entities shall hereby expressly be deemed not to be Subsidiaries of Holdings or CLH hereunder."

          (c)   Section 1 of the Credit Agreement is hereby amended by the addition of the following definitions, which shall be inserted in proper alphabetical order:

    "CLH" means CL JV Holdings LLC, a Delaware limited liability company."

    "First Amendment" means the amendment to this Agreement dated as of October 7, 2004."

    "First Amendment Effective Date" means the date on which the conditions set out in Section 3 of the First Amendment are waived or satisfied."

    "Joint Arranger" has the meaning assigned to that term in the preamble of this Agreement.

    "Leiber Available Amount" means the sum from time to time of (i) the amount of distributions (other than any Leiber Tax Distributions) received by CLH from the Leiber Entities plus (ii) the net cash proceeds received by CLH from investments in CLH made by The Leiber Group."

    "Leiber Entities" means, collectively, Leiber Holdings, LLC, Judith Leiber LLC, Judith Leiber IP LLC and any additional Leiber Entities formed or acquired after the First Amendment Effective Date in compliance with Section 7.1, and, in each case, their respective Subsidiaries."

    "The Leiber Group" means The Leiber Group, Inc. a Delaware corporation."

    "Leiber Tax Distributions" means the aggregate amount of income tax that any Leiber Entities that are not subject to entity level taxation as "C" corporations would have been required to pay had such Persons been subject to entity level taxation as "C" corporations for such Fiscal Year."

    "Leiber Transaction" is defined in the First Amendment to Credit Agreement, dated October 7, 2004, among the Credit Parties, the Agents and the Lenders party thereto."

    "Permitted Tax Payment" has the meaning ascribed to it in Section 7.13(f)."

          (d)   Section 5.1 of the Credit Agreement is hereby amended by adding the following clause (p) at the end thereof:

    (p)    Leiber Notices.    To the Agents and Lenders, CLH shall deliver (i) as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Credit Party has actual knowledge of (a) the existence of any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Leiber Entity or The Leiber Group, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any of the Leiber Entities or The Leiber Group or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Leiber Entity or The Leiber Group whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Leiber Entity or The Leiber Group or (e) an event of default under any material contractual obligation of the Leiber Entities or The Leiber Group or other event that has had a material adverse effect, in each case telephonic or telecopied notice specifying the nature of such event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day, (ii) promptly, the annual financial statements (audited, if available) and the quarterly unaudited financial statements of the Leiber Entities and The Leiber Group, (iii) with reasonable promptness, a copy of the United States federal tax returns filed by the Leiber Entities and The Leiber Group and (iv) such other financial and other information respecting any of the Leiber Entities' or The Leiber Group's business or financial condition as the Agents shall from time to time reasonably request.

          (e)   Section 7.1 to the Credit Agreement is hereby amended by its deletion in its entirety and substituting the following in its place:

    7.1    Mergers, Subsidiaries, Etc.    Except for the Leiber Transaction as effected on the First Amendment Effective Date, no Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person (except that any Credit Party may merge or consolidate with another Credit Party, provided that if a Borrower is a party to any such merger, a Borrower shall be the survivor of such merger). For the avoidance of doubt and notwithstanding the foregoing, any of the Leiber Entities may form or acquire additional Subsidiaries the primary businesses of which are related or complementary to businesses conducted by the Leiber Entities as of the First Amendment Effective Date.

          (f)    Section 7.2 to the Credit Agreement is hereby amended by its deletion in its entirety and substituting the following in its place:

    7.2    Investments; Loans and Advances.    Except as otherwise expressly permitted by this Section 7, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business consistent with past priorities; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) so long as no Default or Event of Default has occurred and is continuing and there is no outstanding Revolving Loan balance, each Credit Party may invest in Permitted Investments; (d) proposed equityholders of Holdings on the Closing Date may pay for the Stock of Holdings by issuing Holdings a note; provided, that the aggregate amount of all Indebtedness evidenced by such notes shall not exceed $63,000; (e) Investments received in lieu of cash in connection with sales expressly permitted by Section 7.8(b) or (d); provided, that in the case of a Major Asset Disposal permitted by Section 7.8(d), such Investments shall not constitute more than the difference between the total consideration less $65,000,000 and (f) CLH may (i) maintain its investment as of the First Amendment Effective Date after giving effect to the Leiber Transaction in the Stock of the Leiber Entities, (ii) make cash investments in any form in the Leiber Entities in an aggregate amount at any one time outstanding not to exceed the Leiber Available Amount minus the aggregate amount of Restricted Payments made pursuant to Section 7.13(h), and (iii) may, on the same day as any payment made by it expressly permitted by Section 7.13(f), make cash investments in any form in the Leiber Entities in an aggregate amount in any Fiscal Year not to exceed the difference between (x) the amount of the then applicable Permitted Tax Distribution by CLH and (y) the amount of such "Permitted Tax Distribution" by CLH if it were recalculated without regard to the proviso in Section 7.13(f) and in any event under this clause (iii) not to exceed $20,000,000 in the aggregate since the First Amendment Effective Date.

          (g)   Section 7.5 to the Credit Agreement is hereby amended by its deletion in its entirety and substituting the following in its place:

    "7.5    Capital Structure and Business.    If all or part of a Credit Party's Stock is pledged to the Agents, that Credit Party shall not issue additional Stock unless such additional Stock is similarly pledged to the Agents. No Credit Party shall amend its charter or bylaws in a manner that would adversely affect the Agents or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party (other than CLH) shall engage in any business other than the businesses currently engaged in by it on the Closing Date and businesses complimentary thereto and CLH shall not engage in any business other than holding the Stock of Resources and the Leiber Entities."

          (h)   Section 7.8 to the Credit Agreement is hereby amended by the insertion of "Except for the Leiber Transaction as effected on the First Amendment Effective Date," at the beginning thereof.

          (i)    Section 7.13 to the Credit Agreement is hereby amended by its deletion in its entirety and substituting the following in its place:

    "7.13    Restricted Payments.    No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Credit Parties to the extent permitted by Section 7.3, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under Section 7.4(b), (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 7.3; (e) payments of reimbursable out-of-pocket costs and expenses and management fees to the extent permitted under Section 7.4; (f) Restricted Payments made within 10 days after the delivery of annual financial statements to the Agents pursuant to Section 5.1(d), for a Fiscal Year (or, as long as no Event of Default has occurred and is continuing, in monthly installments based upon such Credit Party's good faith estimate of the then cumulative income for such Credit Party) by each Credit Party which is a limited liability company and not subject to entity level income taxation for such Fiscal Year (i) to the direct equityholders of such Credit Party, (ii) in an aggregate amount not to exceed the amount of income tax that such Person would have been required to pay had such Person been subject to entity level taxation as a "C" corporation for such Fiscal Year (each such permitted payment, a "Permitted Tax Distribution"); provided that in the case of CLH the amount of any such payment shall be the greater of (1) such amount calculated as set forth above (provided that the amount in excess of the amount in the immediately following sub-clause (2) shall only be funded by the proceeds of distributions to CLH by the Leiber Entities) and (2) such amount calculated without regard to CLH's ownership of the Leiber Entities effected by the Leiber Transaction (or in the case of income or gain from a Major Asset Disposal the amount of the tax distributions from Holdings to its holders provided for in Section 2.3(b)(ii)); and (iii) which are required to be made pursuant to the limited liability company agreement of such Person; (g) the payment on the Closing Date to Pegasus and the other equity holders of Holdings in respect of clause (iii) of the definition of Related Transactions; and (h) Restricted Payments from time to time made by CLH to the Leiber Group in an aggregate amount not to exceed the Leiber Available Amount minus the aggregate amount of investments made by CLH pursuant to Section 7.2(f)(ii) and then outstanding."

          (j)    Section 7.17 to the Credit Agreement is hereby amended by its deletion in its entirety and substituting the following in its place:

    "7.17    Holdings Companies.    No Holding Company shall engage in any trade or business, or own any assets (other than Stock of its Subsidiaries, or expressly in the case of CLH, owning the Stock of Resources and the Stock of, and other investments permitted hereunder in, the Leiber Entities) or incur any Indebtedness, Guaranteed Indebtedness or other liabilities (except in each case in connection with the Related Transactions Documents and except as otherwise expressly permitted in this Agreement)."

          (k)   Section 10.2(b) to the Credit Agreement is hereby amended by its deletion in its entirety and substituting the following in its place:

    (b)    Credit Suisse First Boston is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms hereof and the other Loan Documents. Credit Suisse First Boston is hereby appointed Arranger hereunder and under the other Loan Documents and each Lender hereby authorizes Arranger to act as its agent in accordance with the terms hereof and the other Loan Documents. Congress Financial Corporation (Southwest) is hereby appointed Joint Arranger hereunder and under the other Loan Documents and each Lender hereby authorizes Joint Arranger to act as its agent in accordance with the terms hereof and the other Loan Documents. Credit Suisse First Boston is hereby appointed Documentation Agent hereunder, and each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents as applicable. The provisions of this Section 10.2(b) are solely for the benefit of agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of the Arranger, Joint Arranger, Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, neither Credit Suisse First Boston, in its capacity as Arranger, Credit Suisse First Boston in its capacity as Syndication Agent, Credit Suisse First Boston in its capacity as Documentation Agent, nor Congress Financial Corporation (Southwest) in its capacity as Joint Arranger shall have any obligations but shall be entitled to all benefits of this Section 10.2(b).

SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS

        The provisions set forth in Section 3 hereof shall be effective as of the date (the "First Amendment Effective Date") on which each of the following conditions shall have been satisfied (or waived in accordance with Section 12.2 of the Credit Agreement):

          (a)   The Credit Parties and the Requisite Lenders shall have indicated their consent by the execution and delivery of the signature pages to the Term Agent.

          (b)   As of the First Amendment Effective Date, the representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

          (c)   As of the First Amendment Effective Date, after giving effect to this First Amendment, no event shall have occurred and be continuing that would constitute an Event of Default or a Default.

          (d)   The Borrowers shall have paid all fees, costs and expenses owing to counsel to each of the Agents invoiced to the Borrowers on or before the date hereof and reimbursable by the Borrowers under the terms of the Credit Agreement.

          (e)   (i) CLH shall have become a Credit Party under the Credit Agreement, a Guarantor under the Guaranties, a Grantor under the Security Agreement and a Pledgor under the Pledge Agreement by executing and delivering to Administrative Agent and Term Agent a Counterpart Agreement, in substantially the form of Annex A hereto; (ii) the Agents shall have received (A) sufficient copies of each organizational document executed and delivered by CLH (including, without limitation, the operating agreement of CLH in form and substance reasonably satisfactory to the Agents) and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the First Amendment Effective Date or a recent date prior thereto; (B) a signature and incumbency certificate of the officers of such Person executing the Loan Documents to which it is a party; (C) resolutions of the board of directors or similar governing body of CLH approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and the Related Transaction Document to which it is a party or by which it or its assets may be bound as of the First Amendment Effective Date, certified as of the First Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (D) a good standing certificate from the applicable Governmental Authority of CLH's jurisdiction of organization and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the First Amendment Effective Date; and (v) such other documents as the Agents may reasonably request; (E) originally executed copies of the favorable written opinions of counsel for the Credit Parties as to such other matters as Agents may reasonably request, dated as of the First Amendment Effective Date and otherwise in form and substance reasonably satisfactory to the Agents, (F) evidence satisfactory to the Agents of CLH's authorization to file UCC financing statements, (G) the results of a recent search of all effective UCC financing statements made with respect to any personal or mixed property of CLH and (H) any other document reasonably required by either Agent.

          (f)    The Group Operating Agreement and the Leiber Holdings, LLC operating agreement shall have been amended to provide for the Leiber Transaction, in form and substance reasonably acceptable to the Agents.

          (g)   As permitted to be requested pursuant to Section 6.6, the Credit Parties shall have supplemented Schedule 4.2 and Schedule 4.8 to the Credit Agreement, in form and substance reasonably acceptable to the Agents giving effect to the Leiber Transaction.

SECTION 4. REPRESENTATIONS AND WARRANTIES

        In order to induce the Agents and Lenders to enter into this First Amendment, the Credit Parties (including, without limitation, CLH) hereby represent and warrant that after giving effect to this First Amendment:

          (a)   as of the date hereof, after giving effect to this First Amendment, there exists no Default or Event of Default;

          (b)   all representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

          (c)   as of the date hereof, the Credit Parties have performed all agreements to be performed on its part as set forth in the Credit Agreement;

          (d)   the execution, delivery and performance of this First Amendment have been duly authorized by all necessary action on the part of the Credit Parties; the execution, delivery and performance by the Credit Parties of this First Amendment and the consummation of the transactions contemplated hereby, does not and will not (i) violate any provision of any law or governmental rule or regulation applicable to any Credit Party, the organizational documents of any Credit Party, or any order, judgment or decree of any court or other agency of government binding on any Credit Party, (ii) conflict with, result in a breach of or constitute (with due notice or the lapse of time or both) a default under any contractual obligation of any Credit Party or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party or any of its Subsidiaries, or (iv) require the approval of members of any Credit Party or any approval or consent of any Person under any contractual obligation; and

          (e)   this First Amendment and each Loan Document has been duly executed and delivered by each Credit Party and is the legally valid and binding obligation of such Credit Party, enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization or moratorium.

SECTION 4. ACKNOWLEDGMENT AND CONSENT

        Holdings and certain Subsidiaries of Holdings have (i) guaranteed the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure their obligations under the Credit Agreement and the Collateral Documents subject to the terms and provisions of the Credit Agreement.

        Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this First Amendment and consents to the amendment of the Credit Agreement and consents effected pursuant to this First Amendment. Each Credit Party hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, in accordance with the Loan Documents the payment and performance of all "Obligations" under each of the Loan Documents, as the case may be (in each case as such terms are defined in the applicable Loan Document), including without limitation the payment and performance of all such "Obligations" under each of the Loan Documents, as the case may be, in respect of the Obligations of the Borrowers now or hereafter existing under or in respect of the Credit Agreement.

        Each Credit Party acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this First Amendment. Each Credit Party represents and warrants that all representations and warranties made by such Credit Party contained in the Credit Agreement, this First Amendment and the other Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

        Each Credit Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this First Amendment, such Credit Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this First Amendment and (ii) nothing in the Credit Agreement, this First Amendment or any other Loan Document shall be deemed to require the consent of such Credit Party to any future amendments to the Credit Agreement.

SECTION 5. MISCELLANEOUS

        5.1   This First Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder or any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

        5.2   In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        5.3   Except as specifically waived by this First Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

        5.4   The execution, delivery and performance of this First Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

        5.5   Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

        5.6   THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        5.7   This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this First Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrowers and Agents of written or telephonic notification of such execution and authorization of delivery thereof.

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        IN WITNESS WHEREOF, this First Amendment has been duly executed as of the date first written above.

BORROWERS:

COFFEYVILLE RESOURCES, LLC
COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC
COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
COFFEYVILLE RESOURCES TERMINAL, LLC
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
By:	/s/ PHILIP L. RINALDI
Name:	Philip L. Rinaldi
Title:	Chief Executive Officer

OTHER CREDIT PARTIES:

COFFEYVILLE PIPELINE, INC.
COFFEYVILLE REFINING & MARKETING, INC.
COFFEYVILLE NITROGEN FERTILIZERS, INC.
COFFEYVILLE CRUDE TRANSPORTATION, INC.
COFFEYVILLE TERMINAL, INC.
COFFEYVILLE GROUP HOLDINGS, LLC
COFFEYVILLE RESOURCES PIPELINE, LLC
COFFEYVILLE RESOURCES MANAGEMENT, INC.
CL JV HOLDINGS, LLC
By:	/s/ PHILIP L. RINALDI
Name:	Philip L. Rinaldi
Title:	Chief Executive Officer

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Sole Bookrunner, Sole Lead Arranger, Syndication Agent, Documentation Agent, Term Agent and a Lender
By:	/s/ BILL O'DALY
Name:	Bill O'Daly
Title:	Director

By:	/s/ CASSANDRA DROOGAN
Name:	Cassandra Droogan
Title:	Associate

CONGRESS FINANCIAL CORPORATION (SOUTHWEST), as Administrative Agent and a Lender
By:	/s/ [illegible] Duly Authorized Signatory

SIEMENS FINANCIAL SERVICES, INC.
By:	/s/ FRANK AMODIO
Name:	Frank Amodio
Title:	Vice President—Credit

AMALGAMATED BANK
By:	/s/ BRUCE MEREDITH
Name:	Bruce Meredith
Title:	Vice President

WHITEHORSE I, LTD
By:	/s/ JAY CARVELL
Name:	Jay Carvell
Title:	Portfolio Manager

GMAC COMMERCIAL FINANCE LLC
By:	/s/ PATRICK N. RILEY
Name:	Patrick N. Riley
Title:	Vice President, Group Senior Risk Manager

LANDMARK CDO LIMITED By: Aladdin Capital Management LLC, as Manager
By:	/s/ ANGELA BOZORGMIR
Name:	Angela Bozorgmir
Title:	Director
LANDMARK II CDO LIMITED By: Aladdin Capital Management LLC, as Manager
By:	/s/ ANGELA BOZORGMIR
Name:	Angela Bozorgmir
Title:	Director
LANDMARK III CDO LIMITED By: Aladdin Capital Management LLC, as Manager
By:	/s/ ANGELA BOZORGMIR
Name:	Angela Bozorgmir
Title:	Director
LANDMARK IV CDO LIMITED By: Aladdin Capital Management LLC, as Manager
By:	/s/ ANGELA BOZORGMIR
Name:	Angela Bozorgmir
Title:	Director

FIRST DOMINION FUNDING III
By:	/s/ DAVID H. LEARNER
Name:	David H. Learner
Title:	Authorized Signatory

CSAM FUNDING I
By:	/s/ DAVID H. LEARNER
Name:	David H. Learner
Title:	Authorized Signatory

CSAM FUNDING II
By:	/s/ DAVID H. LEARNER
Name:	David H. Learner
Title:	Authorized Signatory

OPPENHIEMER SENIOR FLOATING RATE FUND
By:	/s/ LISA CHAFFEE
Name:	Lisa Chaffee
Title:	Manager

STANFIELD CLO LTD. By: Stanfield Capital Partners LLC as its Collateral Manager
By:	/s/ CHRISTOPHER A. BONDY
Name:	Christopher A. Bondy
Title:	Partner

STANFIELD/RMF TRANSATLANTIC CDO LTD. By: Stanfield Capital Partners LLC as its Collateral Manager
By:	/s/ CHRISTOPHER A. BONDY
Name:	Christopher A. Bondy
Title:	Partner

QuickLinks

  Exhibit 10.6
FIRST AMENDMENT TO CREDIT AGREEMENT